                                                                   EXHIBIT 12.01

                  AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
       EXHIBIT 12.01 -- COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (UNAUDITED)
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
                                                                                          YEAR ENDED DECEMBER 31,
                                                                         2002        2001         2000        1999        1998
                                                                    ------------------------------------------------------------
                                                                                    (In millions, except for ratios)
FIXED CHARGES:
Interest expense, including amortization of debt issuance costs     $    51.0    $    60.2    $    65.7    $    61.7    $   44.8
Estimated interest portion of rents                                      15.8         16.6         15.0         12.0         4.7
Capitalized interest                                                      8.2         13.2         11.9          8.5         3.8
                                                                    ------------------------------------------------------------

Total fixed charges as defined                                           75.0         90.0         92.6         82.2        53.3

EARNINGS:
Income from continuing operations before income tax expense             273.8        180.9        203.4        183.4         5.6
Total fixed charges as defined                                           75.0         90.0         92.6         82.2        53.3
Fixed charges not deducted in the determination of income from
          continuing operations before income tax expense                (8.2)       (13.2)       (11.9)        (8.5)       (3.8)
                                                                    ------------------------------------------------------------

Total earnings as defined                                           $   340.6    $   257.7    $   284.1    $   257.1    $   55.1
                                                                    ------------------------------------------------------------

RATIO OF EARNINGS TO FIXED CHARGES                                       4.54         2.86         3.07         3.13        1.03
                                                                    ============================================================
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

NINE MONTHS ENDED SEPTEMBER 30, 2003

FIXED CHARGES:
Interest expense, including amortization of debt issuance costs                                     $   36.2
Estimated interest portion of rents                                                                      9.1
Capitalized interest                                                                                     4.4
                                                                                                    --------

Total fixed charges as defined                                                                      $   49.7

EARNINGS:
Income from continuing operations before income tax expense                                         $  221.0
Total fixed charges as defined                                                                          49.7
Fixed charges not deducted in the determination of income from
          continuing operations before income tax expense                                               (4.4)
                                                                                                    --------

Total earnings as defined                                                                           $  266.3
                                                                                                    --------

RATIO OF EARNINGS TO FIXED CHARGES                                                                      5.36
                                                                                                    ========
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